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            AMENDMENT TO STOCK PURCHASE AGREEMENT AND
         DEVELOPMENT COLLABORATION AND LICENSE AGREEMENT


     THIS AMENDMENT TO STOCK PURCHASE AGREEMENT AND DEVELOPMENT COLLABORATION AND LICENSE AGREEMENT (this "Agreement") is dated as of April 29, 1998, between Alteon Inc., a Delaware corporation, having offices at 170 Williams Drive, Ramsey, New Jersey 07446 (the "Company"), and Genentech, Inc., a Delaware corporation having offices at 1 DNA Way, South San Francisco, California 94080 (the "Purchaser").

                       PRELIMINARY STATEMENTS

     A. The Company and the Purchaser have entered into a Stock Purchase Agreement dated as of December 1, 1997 (the "Stock Purchase Agreement") pursuant to which the Company agreed to issue to the Purchaser shares of its Common Stock and shares of its Series G Preferred Stock and Series H Preferred Stock (the "Preferred Shares").

     B. The Company and the Purchaser have entered into a Development Collaboration and License Agreement dated as of December 1, 1997 (the "License Agreement") pursuant to which the Company has granted certain license rights to the Purchaser.

     C. The Company and the Purchaser wish to amend certain provisions of the Stock Purchase Agreement to address concerns raised by representatives of the Nasdaq National Market, Inc.

     D.   In connection with the amendment of the Stock Purchase
Agreement, the Company and the Purchaser wish to amend the License
Agreement.

     NOW, THEREFORE, in consideration of the mutual covenants and agreements of the parties contained in this Agreement, the parties hereto agree as follows:

     1.  LIMITATIONS ON CONVERSION.  The following shall be added as
Section 8.3 to the Stock Purchase Agreement:

          "8.3 Limitation on Conversion Value. Notwithstanding anything to the contrary contained in the Stock Purchase Agreement, the Certificates of Designations of the Company's Series G Preferred Stock and Series H Preferred Stock or the License Agreement, the Preferred Shares shall not be converted for a Conversion Value (as defined in the Certificates of Designations) of less than $5.6875 (which price shall be appropriately adjusted for any stock split, reverse split, stock dividend or reclassification of the Common Stock). If on any Conversion Date (as defined in the

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     Certificates of Designations) the Conversion Value is less than $5.6875 (as so adjusted), the Conversion Value shall be deemed to be $5.6875 (as so adjusted). The limitation contained in this Section 8.3 shall continue in effect unless and until the stockholders of the Company approve its removal in accordance with the requirements of the Nasdaq National Market. Upon such approval, this Section
     8.3 shall have no further force and effect."

     2.  ACQUISITION OF COMMON STOCK. Section 5.7 of the Stock
Purchase Agreement is amended to provide in its entirety as follows:

          "(a) Holdings of Common Stock. From the date of this Agreement the Purchaser, its Affiliates and any Group of which the Purchaser or any of its Affiliates is a member shall not at any time be the beneficial owner (as defined in Rule 13d-3 promulgated pursuant to the Exchange Act) of, in aggregate, more than nineteen and ninety-nine one hundredths percent (19.99%) of the shares of Common Stock outstanding from time to time, exclusive of any shares of Common Stock issuable but not issued upon conversion of Series G Preferred Stock or Series H Preferred Stock by the Company. The Company may refuse to issue any shares of Common Stock upon the conversion of the Preferred Stock if, as a result of such issuance, the Purchaser, its Affiliates and any Group of which the Purchaser or any of its Affiliates is a member would, following such issuance, be the beneficial owner of, in aggregate, more than nineteen and ninety-nine one hundredths (19.99%) percent of the shares of Common Stock outstanding from time to time.

          "(b) Influence and Control. The Purchaser represents and warrants to the Company that it is acquiring the securities to be acquired pursuant to the Stock Purchase Agreement in the ordinary course of its business and not with the purpose or the effect of changing or influencing
     the control of the Company.   During any period when the
     Purchaser holds any shares of Common Stock, Preferred Stock or Common Stock issued upon conversion of Preferred Stock purchased pursuant to this Agreement, the Purchaser shall not, directly or indirectly, take any action the purpose or effect of which is to change or influence the control of the Company or participate in any transaction having such purpose or effect. Without limitation, the Purchaser shall not engage in any proxy solicitation in opposition to a solicitation of proxies by the Board of Directors of the Company."

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The foregoing amendment to Section 5.7 of the Stock Purchase
Agreement shall continue in effect unless and until the stockholders of the Company approve its removal in accordance with the requirements of the Nasdaq National Market. Upon such approval,
Section 5.7 of the Stock Purchase Agreement as originally included in such Agreement shall be in full force and effect.

     3. CLOSING DATES AND AMOUNTS. (a) Sections 2.1(b) and (c) of the Stock Purchase Agreement are amended to provide in their entireties as follows:

          "(b) Subsequent Closings.   Except as otherwise
     provided herein, with respect to subsequent Closings the agreed-upon Development Costs for the collaborative development of Pimagedine Products in the United States shall be funded in advance by purchases of Series H Preferred Stock. Subject to the other terms of the License Agreement, such funding and Closings shall begin three (3) days after the later of the date on which (i) the National Association of Securities Dealers, Inc. has advised the Company in writing that the concerns raised in its letter of January 29, 1998 to the Company's counsel have been satisfactorily resolved and (ii) the Company's 1998 Annual Meeting of Stockholders is held (the "First Series H Closing") and such Closings shall continue on a quarterly basis thereafter on October 1, 1998, January 2, 1999, April 1, 1999, July 1, 1999 and October 1, 1999 (or such other dates as are provided herein), with the final Closing on January 2, 2000, or such other date on which the aggregate purchase price of the Series H Preferred Stock purchased hereunder equals the lesser of (i) $48,000,000, or (ii) the amount of total Development Costs agreed-upon under Section 3 of the License Agreement, provided, however, that if the stockholders of the Company have not, prior to October 1, 1998, approved the elimination of the limitations (the "Limitations") contained in Sections 1 and 2 of the Amendment to Stock Purchase Agreement and Development Collaboration and License Agreement dated as of April 29, 1998 (the "Amendment"), the first quarterly Closing subsequent to the First Series H Closing shall occur on the earlier of (i) three (3) days after the date on which the stockholders of the Company approve the removal of the Limitations or (ii) sixty (60) days after the date on which data from the Company's ACTION I trial are unblinded to the Purchaser (the "Data Release Date"). Notwithstanding any other provision of this Agreement, the License Agreement or the Amendment, if at any time prior to the expiration of the sixty (60) day period following the Data Release Date the Purchaser gives the Company notice that it is terminating the License Agreement in its entirety under
     Section 10.5 thereof and


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     the stockholders of the Company have not, prior to the date such termination notice is given, approved the removal of the Limitations, then a final Closing (the "Final Closing") will be held ten (10) days after the delivery of such termination notice and thereafter, except as otherwise provided in Section 2.1(c)(iv), the Purchaser shall have no obligation to purchase additional shares of Series H Preferred Stock and no additional Closings shall occur. If a Final Closing occurs, the Parties agree that the provisions of Section 2.1(c)(iv) below shall supersede, and performance thereunder shall satisfy in full, any obligation on the Purchaser's part under Section 3.11(c) of the License Agreement or otherwise to pay for costs incurred by Alteon after the date of the Purchaser's notice of termination until the effectiveness of such termination and thereafter.

          "(c) Amounts Purchased at Subsequent Closings.

          (i)  The aggregate purchase price of the Series H
     Preferred Stock to be purchased at the First Series H
     Closing (the "First Series H Closing Price") shall be
     $8,000,000.

          (ii) At the subsequent quarterly Closing in 1998 after the First Series H Closing, the Purchaser shall purchase a number of shares of Series H Preferred Stock having an aggregate purchase price equal to the excess of the aggregate annual Development Costs as set forth in the agreed-upon Collaborative Budget established by the Joint Steering Committee for 1998 for Pimagedine Products in the United States over the First Series H Closing Price (the "Second Series H Closing Price"). In the event that there is no quarterly Closing in 1998 after the First Series H Closing, at the first quarterly Closing in 1999 (unless such Closing is the Final Closing), the Purchaser shall purchase, in addition to the number of shares of Series H Preferred Stock to be purchased at such quarterly Closing in 1999 as provided herein, a number of shares of Series H Preferred Stock having an aggregate purchase price equal to the Second Series H Closing Price.

          (iii) The aggregate purchase price of the Series H Preferred Stock to be purchased at each quarterly Closing in 1999 and thereafter shall be equal to one-fourth (1/4) of the aggregate annual Development Costs as set forth in the agreed-upon Collaborative Budget established by the Joint Steering Committee for the calendar year in which such Closing occurs for Pimagedine Products in the United States, until the Purchaser has purchased shares of Series H Preferred Stock having an aggregate purchase

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     price of up to the lesser of (i) $48,000,000, or (ii) the
     total amount of the Development Costs agreed-upon under
     Section 3 of the License Agreement, provided, that if any quarterly Closing in 1999 or thereafter does not occur because the date for the first Closing subsequent to the First Series H Closing (as described in Section 2.1(b) hereof) has not occurred (such omitted quarterly Closings being referred to herein as the "Omitted Closings") then at the first quarterly Closing in any calendar year, the Purchaser shall purchase, in addition to the number of shares of Series H Preferred Stock to be purchased at such Closing as provided herein, a number of shares of Series H Preferred Stock equal to the aggregate number of such shares which would have been purchased at the Omitted Closings had they occurred.

          (iv) Notwithstanding anything to the contrary contained herein or in the License Agreement, at the Final Closing (if such a Closing shall occur), the Purchaser shall purchase a number of shares of Series H Preferred Stock having an aggregate purchase price equal to the excess of eighty percent (80%) of the aggregate annual Development Costs as set forth in the agreed-upon Collaborative Budget established by the Joint Steering Committee for 1998 (and 1999 if the Final Closing is in
     1999) for Pimagedine Products in the United States through the date of the notice of termination referred to in
     Section 2.1(b) hereof (the "Eighty Percent Amount") over the First Series H Closing Price. The amount of such Development Costs through the date of the termination notice shall be the sum of (A) such Development Costs as set forth in the agreed-upon Collaborative Budget for 1998 multiplied by a fraction, the numerator of which shall be the number of full calendar months which have elapsed from January 1, 1998 (with any calendar month in which more than fifteen (15) days have elapsed being treated as a full month) to the date of the Final Closing and the denominator of which shall be twelve (12) and (B) such Development Costs as set forth in the agreed-upon collaborative budget for 1999 multiplied by a fraction, the numerator of which shall be the number of full calendar months which have elapsed from January 1, 1999 (with any calendar month in which more than fifteen (15) days have elapsed being treated as a full month) to the date of the Final Closing and the denominator of which shall be twelve (12). As promptly as possible after the Final Closing, the Company shall provide the Purchaser with a reasonably detailed statement of the Company's actual Development Costs for 1998 (and 1999 if applicable) for the collaborative development of Pimagedine Products in the United States, with such actual Development Costs to be shown on an

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     activity-by-activity basis and compared to the budgeted
     amounts for each such activity in the agreed-upon Collaborative Budget(s). The Purchaser shall have thirty
     (30) days from the receipt of such statement in which to review it, and during such review period the Company shall provide the Purchaser with such additional information regarding the Company's activities and costs incurred as the Purchaser may reasonably request, in order to confirm which costs were incurred for activities within the scope of the collaborative efforts of the Parties under the License Agreement and within the scope of the agreed-upon Collaborative Budget for 1998 (and 1999 if applicable), provided that the Purchaser shall have no liability to the Company for activities (or costs related thereto) not within the scope of the collaborative efforts of the Parties under the License Agreement for the collaborative development of Pimagedine Products in the United States, or for any costs incurred in excess of agreed-upon Collaborative Budgets for 1998 (and 1999 if applicable). Once the Company and the Purchaser have agreed upon the amount of such actual Development Costs for 1998 (and 1999 if applicable) for the collaborative development of Pimagedine Products in the United States, within thirty
     (30) days thereafter the Purchaser shall purchase from the Company a number of shares of Series H Preferred Stock having an aggregate purchase price equal to the excess (if any) of such agreed-upon actual Development Costs over the Eighty Percent Amount. If the Eighty Percent Amount exceeds such agreed-upon actual Development Costs, within such thirty (30) day period the Company shall purchase from the Purchaser a number of shares of Series H Preferred Stock having an aggregate purchase price equal to the excess of such Eighty Percent Amount over such agreed-upon actual Development Costs."

     (b) Section 2.1(d)(i) of the Stock Purchase Agreement is amended by changing the amount "$16,000,000" to the words "the First Series H Closing Price plus the Second Series H Closing Price" and the words "July 1, 1998 and October 1, 1998 Closings" to the words "subsequent quarterly Closing in 1998."

     (c) Section 5.5 of the Stock Purchase Agreement is amended by changing the section heading to read as follows: "Restriction on Short Sales and Hedging Transactions".

     4.  CERTIFICATES OF DESIGNATIONS.  The Company shall cause
Section 5(h) of the Certificate of Designations of Series G Preferred Stock and the Certificate of Designations of Series H Preferred Stock attached as Exhibits B and C to the Stock Purchase Agreement, respectively, to be amended by the addition of the following sentence: "The Board of Directors of the Corporation or

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any officer designated by the Board of Directors of the Corporation may waive the provisions of this Section 5(h) for any one transaction or for any series of transactions."

     5. LICENSE AGREEMENT. If at any time prior to the expiration of the sixty (60) day period following the Data Release Date, the Purchaser gives the Company notice that it is terminating the License Agreement in its entirety under Section 10.5 thereof and the stockholders of the Company have not, prior to the date such notice is given, approved the removal of the limitations contained in Sections 1 and 2 of this Agreement, then the second sentence of
Section 3.11(c) of the License Agreement shall be of no force or effect and the License Agreement shall be construed as if such sentence were not contained therein.

     6. OTHER MODIFICATIONS TO LICENSE AGREEMENT. In addition to the modification set forth in Section 5 above, the License Agreement is hereby amended as follows:

     (a) Section 4.8 of the License Agreement is amended to provide that the parties will enter into the Manufacturing and Supply
Agreement by not later than August 1, 1998.

     (b) Section 4.8 of the License Agreement is also amended to provide that Alteon shall have established and staffed an internal quality control and quality assurance function as provided in the last sentence of Section 4.8 by not later than June 1, 1998.

     7. NO OTHER CHANGES. Except as specifically provided herein, the Stock Purchase Agreement and the License Agreement shall be unaffected by this Amendment and shall continue in full force and effect. Unless otherwise expressly provided herein, the capitalized terms used in this Agreement without further definition have the meanings ascribed thereto in the Stock Purchase Agreement or License Agreement.

     8.  BINDING EFFECT.  The provisions of the Stock Purchase
Agreement, the License Agreement and of this Agreement shall be binding upon any subsequent holder of the Preferred Stock.

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     IN WITNESS WHEREOF, each of the parties has caused this
Agreement to be executed and delivered by its duly authorized officer as of the day and year first above written.


                                   ALTEON INC.


                                   By: /s/ James J. Mauzey
                                      ---------------------------
                                   Name: James J. Mauzey
                                   Title: Chairman and
                                          Chief Executive Officer


                                   GENENTECH, INC.


                                   By: /s/ Nicholas J. Simon
                                      ---------------------------
                                   Name:
                                   Title:




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